Exhibit 32

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Net 1 UEPS Technologies, Inc. (“Net1”) on Form 10-K for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Herman G. Kotzé, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, of Net1, certifies, pursuant to 18 U.S.C. § 1350, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net1.

Date: August 24, 2017	/s/: Herman Kotzé
Name: Herman Kotzé
Chief Executive Officer, Chief
Financial Officer, Treasurer and
Secretary